UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – September 14, 2010
PAA Natural Gas Storage, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34722	27-1679071
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
333 Clay Street, Suite 1500, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-646-4100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
     Representatives of PAA Natural Gas Storage, L.P. (“PNG”) intend to make a presentation at the Barclays CEO/Energy Power Conference to be held in New York City, New York on September 15, 2010. Such presentation will give an overview of PNG, including a review of PNG’s business model, capital projects, financial and strategic positioning and related matters. On the morning of September 15, 2010, the prepared presentation materials will be made available for viewing on PNG’s website at www.PNGLP.com. PNG does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports. The presentation will also be webcast live beginning at approximately 9:45 a.m.
Eastern Time and will be available for a period of 30 days thereafter at the following weblink:
http://cc.talkpoint.com/barc002/091510a_rb/?entity=64_TO663YS.
     Representatives of PAA Natural Gas Storage, L.P. (“PNG”) intend to make a presentation at the Raymond James European North American Equities Conference to be held in London, United Kingdom on September 15, 2010. Such presentation will give an overview of PNG, including a review of PNG’s business model, capital projects, financial and strategic positioning and related matters. On the morning of September 15, 2010, the prepared presentation materials will be made available for viewing on PNG’s website at www.PNGLP.com. PNG does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports. The presentation will also be webcast live beginning at approximately 10:10 a.m. Eastern Time and will be available for a period of 90 days thereafter at the following weblink: http://www.wsw.com/webcast/rj59/paa.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA NATURAL GAS STORAGE, L.P.

Date: September 14, 2010	By:	PNGS GP LLC, its general partner

	By:	/s/ Don O’Shea Name: Don O’Shea
Title: Chief Accounting Officer